EXHIBIT 10qq
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                             PACIFIC TELESIS GROUP

                   1996 EXECUTIVE DEFERRED COMPENSATION PLAN

                     (Adopted Effective December 1, 1995)














































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                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

SECTION 1. Purpose.....................................................   1

SECTION 2. Eligibility to Participate..................................   1

SECTION 3. Plan Accounts...............................................   1
           3.1 Establishment of Account................................   1
           3.2 No Funding or Assignment................................   1

SECTION 4. Deferred Compensation.......................................   2
           4.1 Annual Deferral and Distribution Election...............   2
           4.2 Form of Election, Modification or Termination...........   3
           4.3 Modification of Irrevocable Election by the Committee...   3
           4.4 Allocation to Accounts..................................   4

SECTION 5. Company Match...............................................   4
           5.1 Eligibility for Company Match...........................   4
           5.2 Amount of Company Match.................................   4
           5.3 Allocation to Account...................................   4
           5.4 Maximum Pre-Tax Savings Plan Deferrals Required.........   5
           5.5 Savings Plan Provisions Prevail.........................   5

SECTION 6. Earnings on Accounts........................................   5
           6.1 Interest Allocations to Accounts........................   5
           6.2 Rate of Interest........................................   5
           6.3 Retroactive Limitation of Interest Accrual in Case of
               Early Separation........................................   5
           6.4 Dividends and Adjustments for Pacific Telesis Group
               Shares..................................................   6

SECTION 7. Distribution................................................   6
           7.1 Distribution Elections..................................   6
           7.2 Options for Distribution During Life....................   6
           7.3 Options for Distribution In the Event of Death..........   7
           7.4 Form of Elections.......................................   7
           7.5 Form and Timing of Distribution.........................   8
           7.6 Distributions Not in Accordance with Elections..........   8
           7.6.1 Postponement of Payment...............................   8
           7.6.2 Immediate Single Payment..............................   8
           7.6.3 Hardship Distribution.................................   9
           7.7   Payment Obligation....................................   9

SECTION 8. Administration; Claims and Review Procedures................   9
           8.1 Plan Administrator......................................   9
           8.2 Initial Claim Unnecessary...............................   9
           8.3 Review of Adverse Decisions.............................   9

SECTION 9. Amendment and Termination...................................   10
           9.1 Amendment...............................................   10
           9.2 Termination.............................................   10

SECTION 10. Definitions................................................   11









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                             PACIFIC TELESIS GROUP
                   1996 EXECUTIVE DEFERRED COMPENSATION PLAN
                     (Adopted Effective December 1, 1995)


SECTION 1. PURPOSE

The Pacific Telesis Group 1996 Executive Deferred Compensation Plan (the "Plan") provides certain Officers of the Company with an opportunity to defer compensation and accrue earnings on a pre-tax basis and with an opportunity to receive employer matching contributions that cannot be provided to them under the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees ("the Savings Plan") because of the limitations imposed by section  401(a)(17) of  the Internal  Revenue Code  of 1986,  as  amended (the
"Code").

SECTION 2. ELIGIBILITY TO PARTICIPATE

The following employees are eligible to participate in the Plan:

     (A)  Officers of Pacific Telesis Group and/or Pacific Bell;

     (B) The Officers of any Affiliate of Pacific Telesis Group who are specifically designated to participate by the PTG Board and the Board of Directors or other governing body of such Affiliate.

SECTION 3.  PLAN ACCOUNTS

3.1  ESTABLISHMENT  OF  ACCOUNT.   An account  shall  be established  for each
     eligible employee who elects to become a participant in the Plan in accordance with the procedures set forth in Section 4 of the Plan. The account shall be credited with allocations and earnings under Sections 4, 5 and 6 and debited with distributions under Section 7 of the Plan.

3.2 NO FUNDING OR ASSIGNMENT. For income tax purposes under the Code and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), it is intended that this Plan constitute an unfunded deferred compensation arrangement. The amounts credited to Plan accounts for employees of each participating Company shall be held in the general funds of such participating Company. All amounts in such accounts, including all Compensation deferred by an employee, shall remain an asset of the participating Company. A participating Company shall not be required to reserve or otherwise set aside funds for the payment of amounts credited to Plan accounts. The obligation of a participating Company to pay benefits under the Plan constitutes a mere promise to make benefit payments in the future, and shall be unfunded as to the employee, whose rights shall be those of a general unsecured creditor. Title to and beneficial ownership of any assets which a participating Company may set aside or otherwise designate to make payments under the Plan shall at all times remain in the participating Company, and the employee shall not have any property interest in any specific assets of a participating Company. The rights of an employee or his or her beneficiary to benefit payments under the Plan are not subject in any manner to assignment, alienation, pledge or garnishment by creditors.

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SECTION 4.  DEFERRED COMPENSATION

4.1 ANNUAL DEFERRAL AND DISTRIBUTION ELECTION. An eligible employee may elect to participate in the Plan prior to the beginning of any calendar year, or within 30 days of first becoming eligible to participate in the Plan, or within 30 days of becoming eligible to participate in a feature of the Plan with respect to such Plan feature. An employee's election shall direct that compensation in one or more of the following categories (collectively "Compensation") be deferred and credited to an account under the Plan, subject to the limitations and effectiveness prescribed for each category of Compensation, and shall direct that such Compensation, together with all other amounts credited under the Plan with respect to such Compensation under Section 5 (Company Match) and
     Section 6 (Earnings), shall be distributed in accordance with a distribution option set forth in Section 7.

     (A) Salary. An employee may elect to defer part of his or her base annual compensation ("Salary") otherwise payable for services performed in a calendar year, but not less than $2,500 nor more than 80% of salary. Such election shall become effective for Salary otherwise payable for services performed in the payroll period beginning, (i) in the case of an employee who makes an election within 30 days of first becoming eligible to participate in the Plan, immediately subsequent to the election or (ii) in all other cases, on the first day of the calendar year to which the election applies. An election related to Salary otherwise payable for services performed in any calendar year shall become irrevocable,
          (x) in the case of an election made within 30 days of first becoming eligible to participate in the Plan, on the last day before the applicable payroll period for which the election becomes effective, or (y) in all other cases, on the last day prior to the beginning of such calendar year.

     (B) STIP. An employee may elect to defer all or part, but not less than $5,000, of his or her awards under the Pacific Telesis Group Short-Term Incentive Plan, or a similar or successor incentive compensation plan or program of Pacific Telesis Group or an Affiliate ("STIP"), for services performed in a calendar year and otherwise payable in the calendar year following such calendar year. Such election may be made with respect to services to be performed
          (i) in the remainder of the year in which the employee first becomes eligible to participate in the Plan, provided the election is made prior to October 1st of such year, which election shall become effective for STIP earned with respect to services performed beginning with the payroll period immediately subsequent to the election, or (ii) in the next following calendar year, which election on shall become effective on the first day of the calendar year to which the election applies in all other cases. An election related to the STIP award for services performed in a calendar year shall become irrevocable (x) in the case of an election made within 30 days of first becoming eligible to participate in the Plan, on the last day before the applicable payroll period for which the election becomes effective, or (y) in all other cases, on the last day prior to the beginning of such calendar year.


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     (C)  LTIP.  An employee may elect to defer all or part, but not less than
          $5,000, of his or her awards under the Pacific Telesis Group Senior Management Long-Term Incentive Plan or a similar or successor long term incentive compensation plan of Pacific Telesis Group or an Affiliate ("LTIP"), for services performed in a multiple-year
          performance  period  and  otherwise   payable  in  a  calendar  year
          following such performance period. An election related to the LTIP award otherwise payable for services performed in a performance period shall become irrevocable on the last day prior to the beginning of the performance period applicable to that LTIP award.

     (D) Other Awards. An employee may elect to defer all or part of his or her awards under any other bonus, special award, or any other similar form of compensation ("Other Awards") otherwise payable to him or her by a participating Company with respect to services performed in a calendar year. An election related to Other Awards otherwise payable in a calendar year shall become irrevocable on the last day prior to the beginning of such calendar year.

          Notwithstanding the foregoing, in no event shall deferrals under the Plan include that portion of Compensation required for all applicable tax, Social Security and employee benefit plan withholding, whether or not such withholding requirement is related to this Plan.

4.2 FORM OF ELECTION, MODIFICATION OR TERMINATION. An employee's election or written notice of modification or termination of any prior election shall be made in accordance with procedures established by the Plan
     Administrator,  in  the  form   of  a  document  approved  by   the  Plan
     Administrator, executed by the employee and filed with the Plan Administrator or his or her designee. An election which has not become irrevocable may be modified, terminated or reinstated by the employee prior to the time such election would have become irrevocable as provided in Section 4.1. An election with respect to Salary, STIP or Other Awards for services performed in a calendar year and/or with respect to LTIP for services performed in a multiple-year performance period shall be deemed irrevocably terminated when the employee, whether by transfer or termination of employment, ceases to be eligible to participate in the Plan during such calendar year and/or such multiple-year performance period (as applicable).

4.3 MODIFICATION OF IRREVOCABLE ELECTION BY THE COMMITTEE. Upon receipt of a written request made by or on behalf of an employee, the Committee in its sole discretion may modify or terminate the employee's election with respect to Compensation otherwise payable in a calendar year as it deems necessary to prevent extreme financial hardship to the employee, notwithstanding that the election has become effective and irrevocable as provided in Section 4.1.








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4.4  ALLOCATION TO  ACCOUNTS.  Deferred amounts related  to Compensation which would otherwise have been paid by a participating Company shall be credited to the employee's account as of the date the Compensation would otherwise have been paid. Deferred amounts related to Compensation which would otherwise have been distributed in Pacific Telesis Group common shares shall be credited to the employee's account as deferred Pacific Telesis Group shares as of the date such Pacific Telesis Group shares would otherwise have been transferred to the employee.

SECTION 5. COMPANY MATCH

5.1 ELIGIBILITY FOR COMPANY MATCH. An employee who (A) elects to defer Compensation under the Plan for a calendar year, and (B) has made the maximum elective deferral under the Savings Plan permitted by section 402(g) of the Code for such calendar year (except to the extent that a further limitation is required by section 401(k)(3) and/or section 415 of the Code), shall be eligible to have additional amounts based on Compensation deferred pursuant to this Plan ("Company Match") credited to his or her account hereunder.

5.2 AMOUNT OF COMPANY MATCH. The Company Match credited to an employee's account under this Plan with respect to Compensation deferred during a calendar year shall be equal to

     (A) the amount of Compensation deferred into the employee's Plan account, multiplied by
     (B) the percentage in effect for that calendar year at which the employee's Basic Contributions to the Savings Plan are matched by employing Company contributions;provided, however, that the maximum Company Match credited to the employee's account under this Plan shall not exceed
     (C)  6% of the employee's Savings Plan Salary, multiplied by
     (D) the percentage in effect for that calendar year at which the employee's Basic Contributions to the Savings Plan are matched by employing Company contributions, reduced by
     (E) the total amount of matching Company contributions credited to the employee's account under the Savings Plan.

     For purposes of determining the amount of Compensation deferred into the employee's Plan account, deferred Pacific Telesis Group common shares shall be valued by multiplying the number of shares deferred by the Price of Pacific Telesis Group common shares on the deferral date.

5.3 ALLOCATION TO ACCOUNT. Until fully credited for the calendar year, and subject to the delay provided in Section 5.4, Company Match shall be credited to an employee's account under this Plan as of each date that deferred Compensation is credited to the employee's account under this Plan.








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5.4  MAXIMUM  PRE-TAX SAVINGS PLAN DEFERRALS REQUIRED.  No Company Match shall be credited to an employee's account for a calendar year until the employee has made before-tax contributions under the Savings Plan equal to the maximum elective deferrals permitted under section 402(g) of the
     Code, as further limited by  section 401(k)(3) of the Code.   Thereafter,
     the employee's account shall immediately be credited with an amount equal to the Company Match that would otherwise have been previously credited under Section 5.3.

5.5 SAVINGS PLAN PROVISIONS PREVAIL. The provisions of this Section 5 shall not limit or affect the application of the provisions regarding matching Company contributions in the Savings Plan, which shall take precedence over the provisions of this Section 5.

SECTION 6.  EARNINGS ON ACCOUNTS.

6.1 INTEREST ALLOCATIONS TO ACCOUNTS. Deferred amounts related to Compensation which would otherwise have been paid in cash shall bear interest from the date the Compensation would otherwise have been paid. Interest shall be applied to Company Match credited to an employee's account as if such Company Match had been credited to the employee's account at the same time that the related amounts of Compensation deferred hereunder were credited to the employee's account. The interest credited to an account shall be compounded annually at the end of each calendar year.

6.2 RATE OF INTEREST. The rate of interest to be applied to an employee's aggregate account balance under the Plan for a calendar year shall be determined by the Committee from time to time, and promptly communicated to eligible employees in advance of its application, but in no event shall (A) the interest rate be decreased below the average 10-Year Treasury note rate, (B) any reduction apply to interest already credited to Plan accounts for periods prior to the Committee's action, or (C) any interest rate previously guaranteed for a given period and communicated to eligible employees be reduced during such period except as may be equitable in light of any change in applicable law which substantially increases the burden to the participating Companies of paying such guaranteed interest.

6.3 RETROACTIVE LIMITATION OF INTEREST ACCRUAL IN CASE OF EARLY SEPARATION. Notwithstanding Section 6.2, an employee whose Separation occurs before he or she attains age 55 will receive interest on all deferred cash Compensation and Company Match for all years of participation in the Plan based on the average 10-Year Treasury note rate, rather than the rate of interest established by the Committee for any particular calendar year.











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6.4  DIVIDENDS AND ADJUSTMENTS FOR PACIFIC TELESIS GROUP SHARES. An employee's account credited with deferred Pacific Telesis Group shares shall be credited on each subsequent dividend payment date for Pacific Telesis Group shares with an amount equivalent to the dividend payable on the number of Pacific Telesis Group common shares equal to the number of deferred Pacific Telesis Group shares in the employee's account on the record date for such dividend. Such amount shall then be converted to a number of additional deferred Pacific Telesis Group shares, determined by dividing such amount by the Price of Pacific Telesis Group common shares on the dividend payment date. In the event of any change in outstanding Pacific Telesis Group common shares by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, that it deems appropriate in the number of deferred Pacific Telesis Group shares then credited to an employee's
     account.   Any and  all such adjustments shall  be conclusive and binding upon all parties concerned.

SECTION 7.  DISTRIBUTION

7.1 DISTRIBUTION ELECTIONS. At the time an eligible employee makes an election to defer Compensation otherwise payable for services performed in a calendar year, the employee also shall make an election with respect to the distribution, during the employee's lifetime, of such deferred Compensation, together with Company Match and earnings credited to the employee's Plan account with respect to such deferred Compensation. Subject to the provisions on Hardship distributions in Section 7.6.3 and the provisions on Options for Distribution in the Event of Death in
     Section 7.3, distribution elections shall become effective and irrevocable at the same time the election to defer such Compensation becomes effective and irrevocable under Section 4.1.

7.2 OPTIONS FOR DISTRIBUTION DURING LIFE. An employee may elect to receive the amounts credited to the employee's Plan account with respect to a deferral election made pursuant to Section 4.1 (a) in one payment, or (b) in a number of annual installments over a period of 5, 10, or 15 years, calculated in accordance with procedures established by the Plan Administrator. As specified by the employee, distributions shall commence as soon as practicable after

     (A) the first day of the calendar year next following the employee's Separation;
     (B) the first day of the fifth calendar year next following the employee's Separation; or
     (C) the first day of the calendar year next following the employee's attainment of a specified age between 59 1/2 and 70.










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     All amounts credited to an employee's Plan account with respect to  which he or she has elected distribution in the same form and commencing at the
     same  time  shall  be  aggregated   as  a  single  Distribution  Account.
     Notwithstanding  the  employee's election  under this  Section 7.2   with
     respect to the time and form of distribution for each such Distribution Account, if the aggregate of all amounts credited to an employee's Distribution Account is less than $50,000 at the time of such employee's Separation, such Distribution Account shall be distributed in a single payment as soon as practicable after the first day of the calendar year next following the employee's Separation.

7.3 OPTIONS FOR DISTRIBUTION IN THE EVENT OF DEATH. An employee may elect that, in the event the employee should die before full payment of all amounts credited to the employee's Plan account, the balance of the employee's Plan account shall be distributed to the beneficiary or beneficiaries designated by the employee

     (A) in one payment, paid as soon as practicable after the first day of the calendar year next following the year of the employee's death;
     (B) in 10 annual installments, calculated in accordance with procedures established by the Plan Administrator, commencing as soon as practicable after the first day of the calendar year next following the year of the employee's death, provided that if the aggregate of all amounts credited to an employee's Plan Account is less than $50,000 at the time of such employee's death, such Distribution Account shall be distributed in a single payment as soon as practicable after the first day of the calendar year next following the employee's death; or
     (C)  by  a continuation of the distribution times and forms elected under
          Section 7.2 (in the case of an employee who dies before commencement of distributions, using as any specified age the date the employee would have attained that age if he or she had continued to live), subject to the single payment distribution of a Distribution Account credited with less than $50,000 at the time of the employee's death, as set forth in Section 7.2.

     If no election has been made under this Section 7.3, the balance of the employee's deferred account shall be distributed in one payment as soon as practicable after the first day of the calendar year next following the year of the employee's death. If no beneficiary designation has been made, distribution shall be made to the estate of the employee.

7.4 FORM OF ELECTIONS. Distribution elections and beneficiary designations shall be made in writing in the form of a document or documents approved by the Plan Administrator, executed by the employee and filed with the Plan Administrator or his or her designee. An employee may designate one or more individuals or a trust as his or her beneficiary, and may change the beneficiary designation at any time, effective upon receipt by the Plan Administrator or his or her designee.







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7.5  FORM AND TIMING OF DISTRIBUTION.  Amounts credited to an employee's  Plan account as  cash plus  accumulated interest, less  applicable withholding
     taxes,  shall be  distributed  in cash.    Amounts credited  as  deferred
     Pacific Telesis Group shares, less applicable withholding taxes, shall be distributed in the form of whole Pacific Telesis Group common shares, plus cash for any fractional share. Installment distributions subsequent to the first installment shall be paid on or about the anniversary date of the first annual installment until the entire balance of the
     employee's  Plan  account  is  paid.    Account   balances  held  pending
     distribution shall continue to be credited with interest or additional deferred Pacific Telesis Group shares, as applicable, determined in accordance with Section 6.

7.6  DISTRIBUTIONS NOT IN ACCORDANCE WITH ELECTIONS.

     7.6.1 POSTPONEMENT OF PAYMENT. The Committee may postpone payment of Plan benefits to an employee (A) who, in the year Plan benefits would otherwise be payable, is a "covered employee" for purposes of the $1 million limitation on deductible compensation under Section 162(m) of the Code, and (B) whose compensation for the year in which Plan benefits would otherwise be payable would, but for such postponement, exceed the $1 million limit on deductibility. In addition. notwithstanding an election pursuant to Section 7.2, at the sole discretion of the Committee, in the event that an employee's Separation is on account of total and permanent disability, as determined by the Committee, the Committee may postpone payment of Plan benefits to such employee to commence in a year later than the year in which his or her Plan benefits would otherwise be payable upon such Separation, provided that no such postponement shall extend beyond the earlier of (a) ten years from the date of Separation, or (b) the year in which such employee attains age 65.

     7.6.2  IMMEDIATE SINGLE PAYMENT.  Notwithstanding an election pursuant to
     Section 7.2, at the sole discretion of the Committee the entire amount then credited to the employee's account shall be paid as soon as practicable in a single payment if an employee is involuntarily terminated by his or her Company or becomes employed by a governmental agency having jurisdiction over the activities of Pacific Telesis Group or any of its Affiliates.

















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     7.6.3  HARDSHIP DISTRIBUTION.  Upon receipt of a written  request made by or on behalf of an employee, the Committee in its sole discretion may authorize a Hardship distribution from the employee's Plan account. For purposes of the Plan, "Hardship" means an unanticipated emergency that is caused by an event beyond the control of the employee and that would result in severe financial hardship if early distribution were not
     permitted.   As  determined  by the  Committee  in its  sole  discretion,
     Hardship may include one or more of the following:

     (A)  A sudden and unexpected illness or accident of the employee;
     (B) Extraordinary and unreimbursed medical or hospital expenses incurred by the employee or a member of his or her family or a relative;
     (C)  The loss of  the employee's property due to casualty; or
     (D) Any other similar unforeseeable emergency that is caused by and event beyond the control of the employee and would impose a severe financial hardship if early distribution were not permitted.

A distribution based on Hardship cannot exceed the amount required to meet the immediate financial need created by the Hardship and not reasonably available from other resources of the employee, including reimbursement or compensation by insurance or otherwise; provided that an employee shall not be required to request a hardship distribution from the Savings Plan in order to receive a Hardship distribution under this Plan.

7.7 PAYMENT OBLIGATION. The obligation to distribute benefits under the Plan shall be borne primarily by the last Company to employ an employee in a position eligible to participate in the Plan immediately prior to the distribution. A Company's withdrawal from participation in the Plan shall not affect that Company's liability hereunder. If for any reason the primarily liable Company fails to make timely payment of a amount due under the Plan, Pacific Telesis Group shall be secondarily liable for the obligation.

SECTION 8.  ADMINISTRATION; CLAIMS AND REVIEW PROCEDURES.

8.1 PLAN ADMINISTRATOR. The Plan Administrator shall be the Executive Vice President - Human Resources Pacific Telesis Group, or his or her deligee. The Plan Administrator shall have the authority to administer and interpret the Plan, including sole discretion to determine the rights of an employee or beneficiary under the Plan, and to authorize disbursements under the Plan, except for decisions expressly reserved by the Plan for the Committee or for the PTG Board or the Board of Directors of an Affiliate.

8.2 INITIAL CLAIM UNNECESSARY. No claim for benefits shall be required for commencement of distributions in accordance with an employee's election under Sections 7.2 and 7.3 of the Plan. The obligation of a Company to make distributions under the Plan shall not be affected by any action or inaction (on the part of an employee, his beneficiaries or any Company) with respect to amounts owed, including but not limited to the failure to make timely demand, the granting of extensions of time or other indulgences, the failure to make timely payment or the failure to give notices other than those prescribed in Section 8.3.



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


8.3 REVIEW OF ADVERSE DECISIONS. An employee or beneficiary who disagrees with a decision by the Plan Administrator relating to the payment of benefits under the Plan may submit a claim requesting Plan benefits in writing to the Committee, which shall respond in writing. A claim shall be deemed denied unless the response is sent within 90 days (or within 180 days, if the Committee extends the time to respond by notifying the claimant in writing of the special circumstances requiring an extension and the date by which the response is expected). If the claim is denied in whole or part, the response shall state (A) the specific reasons, making specific reference to pertinent provisions of the Plan; (B) what additional information, if any, would help perfect the claim for benefits; and (C) what steps the claimant must take to submit the claim for review. Within 60 days after the date of a denial, a claimant may file a written request for the PTG Board of Directors to review the denial. Notwithstanding Section 8.2 of the Plan, such request for review must be made in a timely manner for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Plan. The PTG Board shall notify the claimant in writing of the review decision, specifying the reasons for the decision and the Plan provisions on which it is based. A claim shall be deemed denied unless the decision on appeal is sent within 60 days (or within 120 days, if the PTG Board extends the time to respond by notifying the claimant in writing). The Plan Administrator, Committee and PTG Board shall retain such right, authority and discretion as are provided or not expressly limited in section 503 of ERISA and the regulations thereunder and, if the Committee denies a claim upon review, the claimant shall have such further rights of review as are provided therein.

SECTION 9.  AMENDMENT AND TERMINATION.

9.1 AMENDMENT. The PTG Board of Directors may at any time make changes in the Plan, but such amendment shall have prospective effect only and shall not adversely affect the rights of any employee, without his or her consent, to any benefit under the Plan to which such employee was entitled prior to the effective date of amendment. Changes in the interest rate applied to Plan account balances as determined by the Committee from time to time in accordance with Section 6.2 of the Plan shall not be deemed to be Plan amendments, notwithstanding that they apply to Compensation previously earned and deferred. The Executive Vice President - Human Resources of Pacific Telesis Group, with the approval of the Executive Vice President and General Counsel of Pacific Telesis Group, shall be authorized to make minor or administrative changes to the Plan.

9.2 TERMINATION. The PTG Board of Directors may at any time terminate the Plan. Any termination of the Plan shall not terminate the deferral of Compensation previously deferred into a Plan account, but may prevent the deferral of Compensation not yet earned notwithstanding the employee's prior election to defer such Compensation.







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


SECTION 10.  DEFINITIONS.

For purposes of this Plan, the following words shall have the meaning so defined unless the context clearly indicates otherwise:

10.1 "Affiliate" as the term relates to Pacific Telesis Group, means a subsidiary of or other entity that controls, is controlled by, or is under common control with Pacific Telesis Group, as the case may be. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

10.2 "PTG Board of Directors" or "PTG Board" means the Board of Directors of Pacific Telesis Group.

10.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

10.4 "Committee" means the Compensation and Personnel Committee of the Board of Directors of Pacific Telesis Group.

10.5 "Company" shall mean Pacific Telesis Group, Pacific Bell or any other corporation which is an Affiliate of Pacific Telesis Group.

10.6 "Officer" means an officer of a Company, as determined by the Plan Administrator, but the term shall not include Assistant Secretary, Assistant Treasurer, Assistant Comptroller or any other assistant officer.

10.7 "Price" with respect to Pacific Telesis Group common shares as of a particular date means the average of the daily high and low sale prices of Pacific Telesis Group common shares on the New York Stock Exchange ("NYSE") for the period of five trading days ending on such date, or the period of five trading days immediately preceding such date if the NYSE is closed on the date.

10.8 "Savings Plan" means the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees.

10.9 "Savings Plan Salary" means "Salary" as defined in the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees, without reduction for deferrals of salary under this Plan and without regard to the limit on compensation under section 401(a)(17) of the Code. If an eligible employee is employed by a participating Company for only a portion of a calendar year or is on a leave of absence for a portion of a calendar year, the employee's Savings Plan Salary is prorated to reflect only the period during which the employee was actively employed by a participating Company.

10.10 "Separation" means retirement or termination from all employment with Pacific Telesis Group or its Affiliates.






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